UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2013
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective February 1, 2013 we entered into an employment agreement with Barry Wattenberg, a director of our company, wherein Mr. Wattenberg has agreed to act as chief financial officer of our company.  Pursuant to the agreement, Mr. Wattenberg shall receive compensation of $2,500 per month and the issuance of 25,000 shares of our common stock each quarter.  Upon execution of the agreement, we have agreed to issue to Mr. Wattenberg, 1,000,000 shares of our common stock and a signing bonus of $5,000.

On February 21, 2013, we entered into an employment agreement with Michael Olsher, wherein Mr. Olsher has agreed to act as chief executive officer of our company.  The employment agreement is effective March 1, 2013.  Pursuant to the agreement Mr. Olsher shall receive compensation of $2,500 per month and the issuance of 100,000 shares of our common stock each quarter. In addition, we have agreed to issue 20,000 restricted shares of our common stock, after the expiration of a 90 day probationary period with our company.

Item 3.02	Unregistered Sales of Equity Securities

On February 25, 2013, we issued 1,100,000 shares of our common stock to two (2) U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), relying on Rule 506 under Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 1, 2013, we appointed Barry Wattenberg as our chief financial officer.

On February 25, 2013, our board of directors appointed Michael Olsher as chief executive officer of our company, effective March 1, 2013.

Michael Olsher, PhD

Michael Olsher is a well-known international steel and minerals senior executive, with expertise in management, transactional financing, economic decision-making, budgeting, sales and purchasing. His most recent experiences have been in industrial minerals and mining in South America, partnering with large international metals and mining companies, investigating new mineral supplies in these emerging markets. Having been employed by major metals and minerals companies, as well as having created his own steel and mineral enterprises, Dr. Olsher has over 30 years of seasoning as senior executive in the metals and minerals businesses.

He has been a division head at ACLI International ($2Billion) and Considar, now Traxys ($6 Billion), and has served as a director of Andal Corp. (American Stock Exchange) as head of their Steel Group. Having earned a B.A. in Economics from the University of Pittsburgh, and an M.B.A. in Economics and Finance from N.Y.U. Graduate School of Business, he completed his Ph.D from Fordham University, studying under the world-famous industrial economist, Father William T. Hogan. Dr. Olsher has taught at Columbia University Graduate School of Business and at Fordham University Graduate School of Business.

Our board of directors consists of Matthew Markin, Barry Wattenberg and Norman Marcus.  There have been no transactions between the Company and Michael Olsher since our last fiscal year which would be required to be reported herein.

Item 9.01	Financial Statements and Exhibits
10.1	Employment Agreement effective February 1, 2013 between our company and Barry Wattenberg.
10.2	Employment Agreement effective March 1, 2013 between our company and Michael Olsher.
99.1	News Release dated February 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Matthew Markin
Matthew Markin
President and Director
Date:	February 26, 2013